Exhibit 99.1

                   First Consulting Group (FCG) Reports Fourth
     Quarter and Fiscal 2005 Results; Fourth Quarter Net Revenues of $69.7
         Million; Pretax Loss of $4.2 Million Includes $5.1 Million in
           Severance and Facility Closure Costs Previously Announced

    LONG BEACH, Calif.--(BUSINESS WIRE)--Feb. 28, 2006--

      Net Loss of $8.8 Million Includes $6.8 Million Non-Cash Tax
   Valuation Allowance; Cost Reduction Efforts Expected to Position
                    Company for Profitable Q1 2006

    FCG (NASDAQ: FCGI), a leading provider of outsourcing, consulting and systems implementation and integration to the health-related industries, today reported financial results for the fourth quarter and fiscal year ended December 30, 2005.

    Fourth Quarter Performance

    Revenues before out-of-pocket reimbursements ("net revenues") for the fourth quarter of 2005 were $69.7 million, down 3.3% percent from $72.0 million in the fourth quarter of 2004.
    FCG reported a loss from continuing operations of $8.8 million, or $0.36 per share, for the fourth quarter of 2005, compared to income from continuing operations of $3.7 million, or $0.15 per share, in the fourth quarter of 2004. Included in the fourth quarter of 2005 loss were severance and facility closure costs of $5.1 million and a non-cash tax valuation allowance of $6.8 million. Included in the fourth quarter 2004 income were a pretax non-cash $0.8 million writedown of an investment, and a non-cash tax valuation allowance reversal of $3.0 million.
    Non-GAAP pretax income for the fourth quarter of 2005, excluding severance and facility closure costs, was $0.9 million.

    Fiscal 2005 Performance

    For the full year in 2005, revenues were $278.4 million, compared to $269.9 million in 2004. For fiscal 2005, the Company reported loss from continuing operations of $16.7 million, or $0.69 per share, compared to income from continuing operations of $5.9 million, or $0.24 per share, in fiscal 2004. The pretax loss of $6.8 million in fiscal year 2005 included $5.1 million in fourth quarter in severance and facility closure costs. Also included in the 2005 fiscal year loss were $12.8 million of non-cash tax valuation allowances taken due to the Company's fiscal year 2005 pretax loss and recent history of cumulative losses. Included in the 2004 fiscal year income were a non-operating charge of $1.6 million attributable to the premium paid by FCG in a stock repurchase transaction during February 2004, and the fourth quarter items discussed in the fourth quarter discussion above.

    Cash Position

    Total cash and investments decreased to $35.1 million at the end of 2005 as compared to $40.3 million at the end of 2004. This reduction was primarily due to losses from operations, planned deferment of fees under one of the Company's outsourcing accounts, and a $2.5 million capital stock repurchase in the first quarter of the year. Days sales outstanding (DSO) was 34 in the fourth quarter of 2005, which is down from 36 in the third quarter of 2005. DSO was stronger in the fourth quarter due to effective year end cash collection efforts. The Company expects DSO to increase by approximately 5 to 10 days beginning in the first quarter of 2006, primarily due to outsourcing becoming a smaller percentage of overall revenue after the winding down of two outsourcing accounts, and assuming no other changes in the collectibility of accounts. FCG has no long-term debt.
    Steve Heck, interim chief executive officer, said, "During the fourth quarter, we completed the previously announced cost reduction initiatives in order to position FCG for profitability in the first quarter of 2006 on a lower expected revenue base. We remain committed to leveraging our brand and domain knowledge in our markets and further improving our ability to offer cost effective blended shore offerings for implementation, integration and outsourcing services."

    Financial Summary and Highlights

    -- FCG completed its previously announced cost reduction initiatives and expects that the cost reduction efforts will enable the Company to achieve operating profitability in the first quarter of 2006.

    -- The Company announced the one year extension of its outsourcing agreement with the University of Pennsylvania Health System through March 2007. As part of the extension, the parties agreed to negotiate in good faith on pricing and service levels applicable to the renewal. Until then, current pricing and service levels apply.

    -- FCG continues to implement its blended shore delivery model across all business units in an effort to capture market share and improve margins. As a result, FCG had its highest ever number of chargeable hours during the fourth quarter 2005 in its project business. The majority of this increase was attributable to the Software Services and Health Plan businesses.

    -- The Health Delivery segment represents approximately 70% of FCG's revenues. FCG's primary focus in this sector is clinical implementations and outsourcing. If the Health Delivery segment more broadly accepts blended shore sourcing, FCG believes it is well positioned to expand market share, revenue, and margins.

    -- Health Plan performed well in the second half 2005 and achieved growth during the year by focusing on blended shore implementations and outsourcing/hosting services for regional health plans. For 2006, this practice is building its pipeline with a similar focus.

    -- Software Services also performed well in 2005 and continues to experience a good pipeline of business for FCG's offshore software development capabilities.

    -- Life Sciences and Software Products experienced losses in 2005; however, FCG has stabilized costs in those units and FCG's FirstDoc(R) product suite remains a market leader in the life sciences and pharmaceutical space. FirstGateways(TM) has had two recent wins, and the Company still receives positive feedback from its user group and prospective clients.

    Outlook

    The Company reiterated that it expects operating profitability for the first quarter of 2006 on revenues in the range of $60 to $63 million. FCG anticipates cash to decrease to approximately $30 million at the end of the first quarter of 2006 as certain severance and facility expenses accrued during the fourth quarter of 2005 are actually being paid in the first quarter of 2006, along with an expected increase in DSO. A significant amount of any future income (over $20 million) is not expected to be subject to federal taxation or require any book tax provision in the Company's income statement. FCG's tax provision in fiscal year 2006 is expected to be minimal.

    Fourth Quarter and Fiscal 2005 Conference Call

    FCG will hold an investor conference call to discuss fourth quarter and fiscal 2005 results on Tuesday, February 28, at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Time). This call is being webcast by CCBN and can be accessed at FCG's Web site at www.fcg.com. The webcast will also be distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network such as America Online's Personal Finance Channel. Institutional investors can access the call via CCBN's password protected event management site, StreetEvents (www.streetevents.com).

    2006 Annual Meeting of Stockholders

    FCG indicated that its 2006 Annual Meeting of Stockholders will be held at 10:00 a.m. on Thursday, June 1, 2006, at the Company's Long Beach, California, corporate headquarters.

    About FCG

    FCG is a leading provider of outsourcing, consulting, systems implementation and integration for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia. Through combinations of onsite, off-site and offshore outsourced services, FCG provides low cost, high quality offerings to improve its clients' performance. The firm's consulting and integration services increase clients' operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

    Note Regarding Non-GAAP Financial Information

    The non-GAAP financial information included in this press release is not prepared in accordance with GAAP as it excludes severance and facility closure costs recorded during the fourth quarter of 2005. Management has calculated a non-GAAP pretax profit of $0.9 million in the fourth quarter, by adding $5.1 million of severance and facility closure costs back to the $4.2 million of GAAP pretax loss. Management believes that the presentation of non-GAAP information may be useful to investors because FCG has historically provided this information and understands that some investors consider it in evaluating FCG's business. Management also uses this non-GAAP information, along with the GAAP information, in evaluating FCG's business for these purposes. The non-GAAP results should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.

    Forward-Looking Statements

    This news release includes forward-looking statements based on FCG's current expectations, estimates and projections about its industry, management's beliefs and certain assumptions made by the Company. These forward-looking statements can typically be identified by use of words such as "believes," "anticipates" or "expects" and include statements regarding (i) FCG's anticipated financial and operating performance as set forth in this release, including expected revenues, profitability and level of cash and investments for the first quarter of 2006; (ii) the impact to FCG's profitability as a result of the Company's cost reduction efforts and its ability to maintain and increase profitability through management of cost of services, infrastructure costs and corporate general and administrative expenses; and (iii) the Company's ability to shield future operating earnings, if any, from taxation given the Company's current balance of net operating losses. These forward-looking statements involve known and unknown risks which may cause the Company's actual results and performance to be materially different from the future results and performance stated or implied by the forward looking statements.
    Some of the risks investors should consider include the following:
(a) the unpredictable nature of the Company's pipeline of potential business and of negotiations with clients on new or renewed engagements, resulting in uncertainty as to whether and when FCG will enter into these engagements or whether they will be sufficient to replace any revenue from expiring contracts or be on terms favorable to FCG; (b) the unpredictable nature of the business of FCG's clients and the markets that they serve, which could result in clients canceling, modifying or delaying current or prospective engagements with FCG; (c) the ability of FCG to deliver services on an offsite and/or blended shore basis utilizing a global operations base, including its operations in Nashville, Tennessee, India, Vietnam, and Europe; (d) the ability of FCG to increase its sales effectiveness;
(e) the ability of FCG to leverage general and administrative expenses and its service centers and continue to manage its new cost structure effectively; (f) the importance of FCG's personnel to its operations, including whether FCG can attract and retain qualified management (including a new chief executive officer) and personnel and keep personnel utilized on client engagements in order to achieve growth, revenue and profitability; (g) foreign currency exchange rates and cost of labor and availability of resources in FCG's offshore development centers; (h) the ability of FCG to effectively manage client expectations, service levels and cost reductions on the outsourcing accounts and larger projects; and (i) other risk factors referenced in the Company's most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission.
    In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG's objectives or plans will be achieved. FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


First Consulting Group, Inc. and Subsidiaries
Consolidated Statements of Operations
 (in thousands except per share data)

                                  3 Months Ended    12 Months Ended
                                 ----------------- -------------------
                                 Dec 30,  Dec 31,  Dec 30,   Dec 31,
                                   2005     2004      2005      2004
                                 -------- -------- --------- ---------

Revenues before reimbursements
 (net revenues)                  $69,658  $72,016  $278,438  $269,908
Reimbursements                     3,393    4,515    14,714    17,381
                                 -------- -------- --------- ---------
     Total revenues               73,051   76,531   293,152   287,289

Cost of services before
 reimbursable expenses            50,270   48,910   196,806   181,914
Reimbursable expenses              3,393    4,515    14,714    17,381
                                 -------- -------- --------- ---------
     Total cost of services       53,663   53,425   211,520   199,295

                                 -------- -------- --------- ---------
     Gross profit                 19,388   23,106    81,632    87,994

Selling expenses                   6,504    6,618    27,977    27,501
General and administrative
 expenses                         17,413   14,327    61,344    52,068
                                 -------- -------- --------- ---------
     Operating income (loss)      (4,529)   2,161    (7,689)    8,425
Interest income, net                 317      255       991       784
Other expense, net                   (13)    (812)      (64)     (925)
Expense for premium on repurchase
 of stock                              -        -         -    (1,561)
                                 -------- -------- --------- ---------
     Income (loss) from
      continuing operations
      before income taxes         (4,225)   1,604    (6,762)    6,723
Income tax provision (benefit)     4,605   (2,122)    9,986       823
                                 -------- -------- --------- ---------
     Income (loss) from
      continuing operations       (8,830)   3,726   (16,748)    5,900
Loss on discontinued operations,
 net of tax benefit                    -   (1,561)     (537)   (2,073)
                                 -------- -------- --------- ---------
     Net income (loss)           $(8,830)  $2,165  $(17,285)   $3,827
                                 ======== ======== ========= =========

Basic EPS:
     Income (loss) from
      continuing operations, net
      of tax                      $(0.36)   $0.15    $(0.69)    $0.24
     Loss on discontinued
      operations, net of tax           -    (0.06)    (0.02)    (0.08)
                                 -------- -------- --------- ---------
Net income (loss)                 $(0.36)   $0.09    $(0.71)    $0.16
                                 ======== ======== ========= =========

Diluted EPS:
     Income (loss) from
      continuing operations, net
      of tax                      $(0.36)   $0.15    $(0.69)    $0.24
     Loss on discontinued
      operations, net of tax           -    (0.06)    (0.02)    (0.09)
                                 -------- -------- --------- ---------
Net income (loss)                 $(0.36)   $0.09    $(0.71)    $0.15
                                 ======== ======== ========= =========

Basic weighted avg. shares        24,481   24,323    24,442    24,539
Diluted weighted avg. shares      24,481   24,564    24,442    24,733


First Consulting Group, Inc. and Subsidiaries
Consolidated Balance Sheet Data
 (in thousands except per share data)

                                                     Dec. 30, Dec. 31,
                                                      2005     2004
                                                     -------- --------

Cash, cash equivalents, and investments              $35,106  $40,321
Accounts receivable, net                              20,993   26,266
Unbilled receivables                                  12,352   11,005
Current assets                                        71,718   88,471
Total assets                                         121,367  140,399
Current liabilities                                   30,263   31,770
Long-term debt                                             -        -
Total stockholders' equity                            78,746   96,315


Selected Business Metrics

                                     Q4     Q3     Q2     Q1     Q4
                                    2005   2005   2005   2005   2004
                                   -----  -----  -----  -----  ------

Revenues before reimbursements
 (net revenues) ($ in millions)    69.7   72.7   67.9   68.1    72.0
Out-of-pocket reimbursements
($ in millions)                     3.4    3.9    3.8    3.7     4.5
  Total revenues ($ in millions)   73.1   76.6   71.7   71.8    76.5
Gross margin %                     27.8   29.9   30.3   29.2    32.1
Selling expense %                   9.3   10.5   10.4    9.9     9.2
General and admin expense %        25.0   20.1   21.5   21.6    19.9
Operating income (loss) %          (6.5)  (0.6)  (1.6)  (2.4)    3.0
Utilization %                      76.4   79.0   74.5   73.8    70.9
Total associates                   2681   2719   2500   2434    2435
Billable associates                1391   1380   1319   1282    1293
Outsourcing associates              983   1012    809    800     817
Days sales outstanding               34     36     38     41      37


Delivery Units Selected Financial Metrics


Health Delivery Services                   Q4    Q3    Q2    Q1    Q4
                                          2005  2005  2005  2005  2004
Revenues before reimbursements
 (net revenues)($ in millions)           15.3  15.6  17.1  16.0  17.8
Out-of-pocket reimbursable expenses
 ($ in millions)                          2.3   2.5   2.5   2.5   2.7
Total revenues ($ in millions)           17.6  18.1  19.6  18.5  20.5
Gross margin %                           29.8  34.6  38.4  32.7  37.0
Utilization %                            75.6  75.0  75.1  72.3  73.1
Billable associates                       268   272   277   256   254
Total associates                          298   300   313   294   286


Health Delivery Outsourcing                Q4    Q3    Q2    Q1    Q4
                                          2005  2005  2005  2005  2004
Revenues before reimbursements
 (net revenues)($ in millions)           35.0  35.3  28.7  30.8  31.6
Out-of-pocket reimbursable expenses
 ($ in millions)                            -   0.2   0.2   0.1   0.1
Total revenues ($ in millions)           35.0  35.5  28.9  30.9  31.7
Gross margin %                           17.9  16.7  13.7  16.9  20.2
Total associates                          854   882   636   632   609


Health Plan                                Q4    Q3    Q2    Q1    Q4
                                          2005  2005  2005  2005  2004
Revenues before reimbursements
 (net revenues)($ in millions)            5.0   4.9   4.1   4.0   3.9
Out-of-pocket reimbursable expenses
 ($ in millions)                          0.6   0.7   0.6   0.6   0.7
Total revenues ($ in millions)            5.6   5.6   4.7   4.6   4.6
Gross margin %                           32.2  32.4  23.7  18.7  27.6
Utilization %                            81.1  85.0  67.5  73.1  81.0
Billable associates                        73    61    58    63    51
Total associates                           98    84    75    79    57


Life Sciences                              Q4    Q3    Q2    Q1    Q4
                                          2005  2005  2005  2005  2004
Revenues before reimbursements
 (net revenues)($ in millions)            5.4   7.3   8.8   8.7   9.5
Out-of-pocket reimbursable expenses
 ($ in millions)                          0.2   0.3   0.2   0.2   0.3
Total revenues ($ in millions)            5.6   7.6   9.0   8.9   9.8
Gross margin %                           25.0  42.9  46.3  48.6  49.5
Utilization %                            69.7  75.9  78.1  68.0  56.2
Billable associates                       152   153   135   147   181
Total associates                          179   184   196   218   228


Government and Technology Services         Q4    Q3    Q2    Q1    Q4
                                          2005  2005  2005  2005  2004
Revenues before reimbursements
 (net revenues)($ in millions)            8.5   8.8   8.6   8.1   8.7
Out-of-pocket reimbursable expenses
 ($ in millions)                          0.2   0.2   0.2   0.2   0.2
Total revenues ($ in millions)            8.7   9.0   8.8   8.3   8.9
Gross margin %                           42.5  42.1  44.9  40.2  40.4
Utilization %                            83.3  86.9  78.4  77.1  77.5
Billable associates                       470   459   454   395   386
Total associates                          526   517   508   454   436


Shared Services Centers                    Q4    Q3    Q2    Q1    Q4
                                          2005  2005  2005  2005  2004

Utilization %                            70.9  73.5  70.1  74.3  69.0
Billable associates                       415   421   380   407   406
Outsourcing associates                    111   115   162   158   164
Total associates                          597   615   610   598   613


    CONTACT: First Consulting Group
             Steven Heck, 562-624-5220
             Thomas Reep, 562-624-5250